 Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AutoZone, Inc. Amended and Restated Director Compensation Plan of our reports dated September 30, 1998, with respect to the consolidated financial statements of AutoZone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended August 29, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Memphis, Tennessee                                                                                /s/  Ernst & Young LLP
September 28, 1999